Exhibit 4

                            [SEE SUPPLEMENTARY PDF]

                        SPECIMEN COMMON STOCK CERTIFICATE

                                  SBT Bancorp

                                SBT Bancorp, Inc.


CHARTERED UNDER THE LAWS OF THE                         SEE REVERSE FOR
STATE OF CONNECTICUT                                    CERTAIN DEFINITIONS
                                                        CUSIP 78391C 10 6

THIS CERTIFIES THAT

                                    SPECIMEN

IS THE OWNER OF

                   FULLY PAID AND NONASSESSABLE SHARES OF THE
                        COMMON SHARES, WITHOUT PAR VALUE

                               SBT BANCORP, INC.

(hereinafter the Corporation) transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate property endorsed

Dated:


                                       19